Exhibit 99.1
News

FOR IMMEDIATE RELEASE
Media Contact Information: Sandy Pound	Investor Contact Information: Rafael Tejada
Thermo Fisher Scientific	Thermo Fisher Scientific
Phone: 781-622-1223	Phone: 781-622-1356
E-mail: sandy.pound@thermofisher.com	E-mail: rafael.tejada@thermofisher.com

Thermo Fisher Scientific Reports Fourth Quarter 2023 Results

WALTHAM, Mass. (January 31, 2024) – Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, today reported its financial results for the fourth quarter and full year ended December 31, 2023.

Fourth Quarter and Full Year 2023 Highlights

•Fourth quarter revenue was $10.89 billion, 5% lower versus the same quarter last year. Core organic revenue growth declined 4%.
•Fourth quarter GAAP diluted EPS was $4.20, 5% higher versus the same quarter last year, driven by 70 basis points of operating margin expansion.
•Fourth quarter adjusted EPS was $5.67, 5% higher versus the same quarter last year, driven by 100 basis points of adjusted operating margin expansion.

•Full year revenue was $42.86 billion, 5% lower versus prior year. Core organic revenue growth was 1%.
•Full year GAAP diluted earnings per share (EPS) was $15.45.
•Full year adjusted EPS was $21.55.

•During the year, we strengthened our industry leadership, advanced our trusted partner status with our customers, and delivered differentiated financial performance for our shareholders due to strong execution by our global team enabled by our PPI Business System.

•Advanced our proven growth strategy, launching a range of high-impact, innovative new products during the year, highlighted by the groundbreaking Thermo Scientific™ Orbitrap™ Astral™ mass spectrometer, the Applied Biosystems™ QuantStudio™ Absolute Q™ AutoRun dPCR System, the Thermo Scientific™ Metrios™ 6 S/TEM, the first FDA-cleared assays for risk assessment and clinical management of preeclampsia, and the Gibco™ CTS™ Detachable Dynabeads™. During the quarter, we launched the Thermo Scientific™ Meridian™ EX System, an electron-beam-based solution for precise defect localization in advanced logic semiconductors and the Thermo Scientific™ Aquanex™ Ultrapure Water Purification System, for reliable water purity and operational enhancement in laboratories.

•Continued to further strengthen our industry-leading commercial engine and deepen our trusted partner status during the year, as demonstrated by our differentiated performance in 2023. This included the addition of a new customer excellence center in Europe, partnering and collaborating with customers on innovative new medicines, and leveraging digital tools to further optimize commercial effectiveness and improve the customer experience. During the fourth quarter, we opened a customer experience center for battery manufacturing in Seoul to support our material science customers as they accelerate the development of the next generation of environmentally friendly energy solutions.

•Strong year advancing our corporate social responsibility (CSR) priorities. We accelerated our net-zero roadmap with on-site solar projects and power purchase agreements across the Americas, Europe and Asia Pacific regions, advancing our progress toward our target of utilizing 80% renewable electricity globally by 2030. We also progressed our global health equity initiatives by offering expanded access to advanced genomic testing in low- and middle-income countries and launched new initiatives to continue bringing clinical trials to historically underserved patient populations. We further engaged in supporting local communities through our colleague-led STEM education programs.

•Continued to successfully execute our capital deployment strategy in 2023. During the year we completed the acquisitions of The Binding Site, a leading provider for detection and monitoring of multiple myeloma, and CorEvitas, a leading provider of regulatory-grade, real-world evidence for approved medical treatments and therapies. We also announced an agreement to acquire Olink Holding AB (publ) (“Olink”) (Nasdaq: OLK), a leading solution for advanced proteomics discovery and development. Additionally, we returned $3.5 billion of capital to shareholders through stock buybacks and dividends.

“Thanks to the strong contributions from our team, we delivered differentiated performance in 2023 and enabled our customers’ success,” said Marc N. Casper, chairman, president and chief executive officer of Thermo Fisher Scientific. “We effectively navigated the challenging macroeconomic conditions by leveraging our PPI Business System to deliver strong financial results.”

Casper added, “Our proven growth strategy, capital deployment approach, and PPI Business System, continue to position our company for an even brighter future.”

Fourth Quarter 2023

Revenue for the quarter declined 5% to $10.89 billion in 2023, versus $11.45 billion in 2022. Organic revenue was 7% lower, Core organic revenue growth declined 4%, and COVID-19 testing revenue was $0.05 billion.

GAAP Earnings Results

GAAP diluted EPS in the fourth quarter of 2023 was $4.20, versus $4.01 in the same quarter last year. GAAP operating income for the fourth quarter of 2023 was $1.85 billion, compared with $1.86 billion in the year-ago quarter. GAAP operating margin was 17.0%, compared with 16.3% in the fourth quarter of 2022.

Non-GAAP Earnings Results

Adjusted EPS in the fourth quarter of 2023 was $5.67, versus $5.40 in the fourth quarter of 2022. Adjusted operating income for the fourth quarter of 2023 was $2.55 billion, compared with $2.56 billion in the year-ago quarter. Adjusted operating margin was 23.4%, compared with 22.4% in the fourth quarter of 2022.

Full Year 2023

Revenue for the full year declined 5% to $42.86 billion in 2023, versus $44.92 billion in 2022. Organic revenue was 5% lower, Core organic revenue growth was 1%, and COVID-19 testing revenue was $0.33 billion.

GAAP Earnings Results

GAAP diluted EPS for the full year was $15.45, versus $17.63 in 2022. GAAP operating income for 2023 was $6.86 billion, compared with $8.39 billion a year-ago. GAAP operating margin was 16.0%, compared with 18.7% in 2022.

Non-GAAP Earnings Results

Adjusted EPS for the full year was $21.55, versus $23.24 in 2022. Adjusted operating income for the full year was $9.81 billion, compared with $10.99 billion a year-ago. Adjusted operating margin was 22.9%, compared with 24.5% in 2022.

Annual Guidance for 2024

Thermo Fisher is initiating a guidance range for full year 2024 with revenue of $42.1 billion to $43.3 billion and adjusted EPS of $20.95 to $22.00.

Use of Non-GAAP Financial Measures

Adjusted EPS, adjusted net income, adjusted operating income, adjusted operating margin, free cash flow, organic revenue growth and Core organic revenue growth are non-GAAP measures that exclude certain items detailed after the tables that accompany this press release, under the heading “Supplemental Information Regarding Non-GAAP Financial Measures.” The reconciliations of GAAP to non-GAAP financial measures are provided in the tables that accompany this press release.

Conference Call

During the call, the company will discuss its financial performance, as well as future expectations. To listen, call (833) 470-1428 within the U.S. or (404) 975-4839 outside the U.S. The access code is 718426. You may also listen to the call live on the “Investors” section of our website, www.thermofisher.com. The earnings press release and related information can also be found in that section of our website under the heading “Financials”. A replay of the call will be available under “News, Events & Presentations” through Friday, February 16, 2024.

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. is the world leader in serving science, with annual revenue over $40 billion. Our Mission is to enable our customers to make the world healthier, cleaner and safer. Whether our customers are accelerating life sciences research, solving complex analytical challenges, increasing productivity in their laboratories, improving patient health through diagnostics or the development and manufacture of life-changing therapies, we are here to support them. Our global team delivers an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through our industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services, Patheon and PPD. For more information, please visit www.thermofisher.com.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the COVID-19 pandemic; the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers' capital spending policies and government funding policies; the effect of economic and political conditions and exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; any natural disaster, public health crisis or other catastrophic event; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent or pending acquisitions, including our pending acquisition of Olink, may not materialize as expected. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, which are on file with the SEC and available in the “Investors” section of our website under the heading “SEC Filings.” While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

Additional Information and Where to Find It

This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any common shares or American Depositary Shares of Olink or any other securities, nor is it a substitute for the tender offer materials that Thermo Fisher or Orion Acquisition AB (the “Buyer”) has filed with the SEC. The terms and conditions of the tender offer are published in, and the offer to purchase common shares and American Depositary Shares of Olink is made only pursuant to, the offer document and related offer materials prepared by Thermo Fisher and the Buyer and is filed with the SEC in a tender offer statement on Schedule TO. In addition, Olink has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the tender offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, AN ADS LETTER OF TRANSMITTAL, ACCEPTANCE FORM FOR SHARES AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS THEY MAY BE AMENDED FROM TIME TO TIME, CONTAIN IMPORTANT INFORMATION. INVESTORS AND SHAREHOLDERS OF OLINK ARE URGED TO READ THESE DOCUMENTS CAREFULLY BECAUSE THEY, AND NOT THIS DOCUMENT, GOVERN THE TERMS AND CONDITIONS OF THE TENDER OFFER, AND BECAUSE THEY CONTAIN

IMPORTANT INFORMATION THAT SUCH PERSONS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR COMMON SHARES AND AMERICAN DEPOSITARY SHARES.

The tender offer materials, including the offer to purchase, the related ADS letter of transmittal and acceptance form for shares and certain other tender offer documents, and the solicitation/recommendation statement and other documents filed with the SEC by Thermo Fisher or Olink, may be obtained free of charge at the SEC's website at www.sec.gov, at Olink’s website https://investors.olink.com/investor-relations, at Thermo Fisher's website at www.thermofisher.com or by contacting Thermo Fisher's investor relations department at 781-622-1111.

###

Condensed Consolidated Statements of Income (unaudited)
	Three months ended
	December 31,	% of	December 31,	% of
(Dollars in millions except per share amounts)	2023	Revenues	2022	Revenues
Revenues	$10,886		$11,450
Costs and operating expenses:
Cost of revenues (a)	6,390	58.7%	6,715	58.6%
Selling, general and administrative expenses (b)	1,672	15.4%	1,836	16.0%
Amortization of acquisition-related intangible assets	563	5.2%	592	5.2%
Research and development expenses	327	3.0%	391	3.4%
Restructuring and other costs (c)	80	0.7%	55	0.5%
Total costs and operating expenses	9,032	83.0%	9,589	83.7%
Operating income	1,854	17.0%	1,861	16.3%
Interest income	309		150
Interest expense	(390)		(269)
Other income/(expense) (d)	(33)		35
Income before income taxes	1,740		1,777
Provision for income taxes (e)	(133)		(173)
Equity in earnings/(losses) of unconsolidated entities	(1)		(30)
Net income	1,606		1,574
Less: net income/(losses) attributable to noncontrolling interests and redeemable noncontrolling interest	(24)		(2)
Net income attributable to Thermo Fisher Scientific Inc.	$1,630	15.0%	$1,576	13.8%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$4.22		$4.03
Diluted	$4.20		$4.01
Weighted average shares:
Basic	387		391
Diluted	388		393

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$1,854	17.0%	$1,861	16.3%
Cost of revenues adjustments (a)	22	0.2%	5	0.0%
Selling, general and administrative expenses adjustments (b)	31	0.3%	47	0.4%
Restructuring and other costs (c)	80	0.7%	55	0.5%
Amortization of acquisition-related intangible assets	563	5.2%	592	5.2%
Adjusted operating income (non-GAAP measure)	$2,550	23.4%	$2,560	22.4%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$1,630		$1,576
Cost of revenues adjustments (a)	22		5
Selling, general and administrative expenses adjustments (b)	31		47
Restructuring and other costs (c)	80		55
Amortization of acquisition-related intangible assets	563		592
Other income/expense adjustments (d)	14		(46)
Provision for income taxes adjustments (e)	(111)		(138)
Equity in earnings/losses of unconsolidated entities	1		30
Noncontrolling interests adjustments (f)	(27)		—
Adjusted net income (non-GAAP measure)	$2,203		$2,121

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$4.20		$4.01
Cost of revenues adjustments (a)	0.06		0.01
Selling, general and administrative expenses adjustments (b)	0.08		0.12
Restructuring and other costs (c)	0.20		0.14
Amortization of acquisition-related intangible assets	1.45		1.50
Other income/expense adjustments (d)	0.04		(0.11)
Provision for income taxes adjustments (e)	(0.29)		(0.35)
Equity in earnings/losses of unconsolidated entities	0.00		0.08
Noncontrolling interests adjustments (f)	(0.07)		0.00
Adjusted EPS (non-GAAP measure)	$5.67		$5.40

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$3,723		$3,487
Purchases of property, plant and equipment	(405)		(550)
Proceeds from sale of property, plant and equipment	11		6
Free cash flow (non-GAAP measure)	$3,329		$2,943

Business Segment Information	Three months ended
	December 31,	% of	December 31,	% of
(Dollars in millions)	2023	Revenues	2022	Revenues

Revenues
Life Sciences Solutions	$2,469	22.7%	$3,046	26.6%
Analytical Instruments	2,037	18.7%	1,878	16.4%
Specialty Diagnostics	1,105	10.2%	1,115	9.7%
Laboratory Products and Biopharma Services	5,719	52.5%	5,947	51.9%
Eliminations	(444)	-4.1%	(536)	-4.6%
Consolidated revenues	$10,886	100.0%	$11,450	100.0%

Segment income and segment income margin
Life Sciences Solutions	$895	36.2%	$1,040	34.1%
Analytical Instruments	587	28.8%	476	25.4%
Specialty Diagnostics	264	23.9%	208	18.6%
Laboratory Products and Biopharma Services	804	14.0%	836	14.1%
Subtotal reportable segments	2,550	23.4%	2,560	22.4%
Cost of revenues adjustments (a)	(22)	-0.2%	(5)	0.0%
Selling, general and administrative expenses adjustments (b)	(31)	-0.3%	(47)	-0.4%
Restructuring and other costs (c)	(80)	-0.7%	(55)	-0.5%
Amortization of acquisition-related intangible assets	(563)	-5.2%	(592)	-5.2%
Consolidated GAAP operating income	$1,854	17.0%	$1,861	16.3%

(a) Adjusted results in 2023 exclude $19 of charges for the sale of inventory revalued at the date of acquisition. Adjusted results in 2023 also exclude $3 of accelerated depreciation on manufacturing assets to be abandoned due to facility consolidations. Adjusted results in 2022 exclude charges for inventory write-downs associated with large-scale abandonment of product lines.
(b) Adjusted results in 2023 and 2022 exclude certain third-party expenses, principally transaction/integration costs related to recent acquisitions, charges/credits for changes in estimates of contingent acquisition consideration, and charges associated with product liability litigation.
(c) Adjusted results in 2023 and 2022 exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, charges for environmental-related matters, abandoned facility, and other expenses of headcount reductions and real estate consolidations. Adjusted results in 2023 also exclude $3 of gains on the sale of real estate. Adjusted results in 2022 also exclude $14 of gain on the sale of intellectual property.
(d) Adjusted results in 2023 and 2022 exclude net gains/losses on investments. Adjusted results in 2022 also exclude $67 of net gains on derivative instruments to address certain foreign currency risks.
(e) Adjusted results in 2023 and 2022 exclude incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes, and the tax impacts from audit settlements. Adjusted results in 2023 also exclude $14 of charges for pre-acquisition matters.
(f) Adjusted results exclude the incremental impacts for the reconciling items between GAAP and adjusted net income attributable to noncontrolling interests.
Note:
Consolidated depreciation expense is $276 and $256 in 2023 and 2022, respectively.

Organic and Core organic revenue growth	Three months ended
December 31, 2023
Revenue growth	-5%
Acquisitions	1%
Currency translation	1%
Organic revenue growth (non-GAAP measure) *	-7%
COVID-19 testing revenue	-3%
Core organic revenue growth (non-GAAP measure) *	-4%
* Results may not sum due to rounding.

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Statements of Income (unaudited)
	Year ended
	December 31,	% of	December 31,	% of
(Dollars in millions except per share amounts)	2023	Revenues	2022	Revenues
Revenues	$42,857		$44,915
Costs and operating expenses:
Cost of revenues (a)	25,295	59.0%	25,415	56.6%
Selling, general and administrative expenses (b)	6,569	15.3%	7,127	15.9%
Amortization of acquisition-related intangible assets	2,338	5.5%	2,395	5.3%
Research and development expenses	1,337	3.1%	1,471	3.3%
Restructuring and other costs (c)	459	1.1%	114	0.3%
Total costs and operating expenses	35,998	84.0%	36,522	81.3%
Operating income	6,859	16.0%	8,393	18.7%
Interest income	879		272
Interest expense	(1,375)		(726)
Other income/(expense) (d)	(65)		(104)
Income before income taxes	6,298		7,835
Provision for income taxes (e)	(284)		(703)
Equity in earnings/(losses) of unconsolidated entities	(59)		(172)
Net income	5,955		6,960
Less: net income/(losses) attributable to noncontrolling interests and redeemable noncontrolling interest	(40)		10
Net income attributable to Thermo Fisher Scientific Inc.	$5,995	14.0%	$6,950	15.5%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$15.52		$17.75
Diluted	$15.45		$17.63
Weighted average shares:
Basic	386		392
Diluted	388		394

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$6,859	16.0%	$8,393	18.7%
Cost of revenues adjustments (a)	95	0.2%	46	0.1%
Selling, general and administrative expenses adjustments (b)	59	0.1%	37	0.1%
Restructuring and other costs (c)	459	1.1%	114	0.3%
Amortization of acquisition-related intangible assets	2,338	5.5%	2,395	5.3%
Adjusted operating income (non-GAAP measure)	$9,810	22.9%	$10,985	24.5%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$5,995		$6,950
Cost of revenues adjustments (a)	95		46
Selling, general and administrative expenses adjustments (b)	59		37
Restructuring and other costs (c)	459		114
Amortization of acquisition-related intangible assets	2,338		2,395
Other income/expense adjustments (d)	50		117
Provision for income taxes adjustments (e)	(645)		(672)
Equity in earnings/losses of unconsolidated entities	59		172
Noncontrolling interests adjustments (f)	(46)		—
Adjusted net income (non-GAAP measure)	$8,364		$9,159

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$15.45		$17.63
Cost of revenues adjustments (a)	0.24		0.12
Selling, general and administrative expenses adjustments (b)	0.15		0.09
Restructuring and other costs (c)	1.18		0.29
Amortization of acquisition-related intangible assets	6.03		6.07
Other income/expense adjustments (d)	0.13		0.30
Provision for income taxes adjustments (e)	(1.66)		(1.70)
Equity in earnings/losses of unconsolidated entities	0.15		0.44
Noncontrolling interests adjustments (f)	(0.12)		0.00
Adjusted EPS (non-GAAP measure)	$21.55		$23.24

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$8,406		$9,154
Purchases of property, plant and equipment	(1,479)		(2,243)
Proceeds from sale of property, plant and equipment	87		24
Free cash flow (non-GAAP measure)	$7,014		$6,935

Business Segment Information	Year ended
	December 31,	% of	December 31,	% of
(Dollars in millions)	2023	Revenues	2022	Revenues

Revenues
Life Sciences Solutions	$9,977	23.3%	$13,532	30.1%
Analytical Instruments	7,263	16.9%	6,624	14.7%
Specialty Diagnostics	4,405	10.3%	4,763	10.6%
Laboratory Products and Biopharma Services	23,041	53.8%	22,511	50.1%
Eliminations	(1,829)	-4.3%	(2,515)	-5.5%
Consolidated revenues	$42,857	100.0%	$44,915	100.0%

Segment income and segment income margin
Life Sciences Solutions	$3,420	34.3%	$5,582	41.2%
Analytical Instruments	1,908	26.3%	1,507	22.8%
Specialty Diagnostics	1,124	25.5%	1,024	21.5%
Laboratory Products and Biopharma Services	3,358	14.6%	2,872	12.8%
Subtotal reportable segments	9,810	22.9%	10,985	24.5%
Cost of revenues adjustments (a)	(95)	-0.2%	(46)	-0.1%
Selling, general and administrative expenses adjustments (b)	(59)	-0.1%	(37)	-0.1%
Restructuring and other costs (c)	(459)	-1.1%	(114)	-0.3%
Amortization of acquisition-related intangible assets	(2,338)	-5.5%	(2,395)	-5.3%
Consolidated GAAP operating income	$6,859	16.0%	$8,393	18.7%

(a) Adjusted results in 2023 and in 2022 exclude charges for the sale of inventories revalued at the date of acquisition and charges for inventory write-downs associated with large-scale abandonment of product lines. Adjusted results in 2023 also exclude $13 of accelerated depreciation on manufacturing assets to be abandoned due to facility consolidations.
(b) Adjusted results in 2023 and 2022 exclude certain third-party expenses, principally transaction/integration costs related to recent acquisitions, charges/credits for changes in estimates of contingent acquisition consideration, and charges associated with product liability litigation.
(c) Adjusted results in 2023 and 2022 exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, charges for environmental-related matters, abandoned facility and other expenses of headcount reductions and real estate consolidations. Adjusted results in 2023 also exclude $26 of contract termination costs associated with facility closures, $19 of net charges for pre-acquisition litigation and other matters, and $11 of gains on the sale of real estate. Adjusted results in 2022 also exclude $14 of gain on the sale of intellectual property.
(d) Adjusted results in 2023 and 2022 exclude net gains/losses on investments. Adjusted results in 2022 also exclude $26 of losses on the early extinguishment of debt and $67 of net gains on derivative instruments to address certain foreign currency risks.
(e) Adjusted results in 2023 and 2022 exclude incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes and the tax impacts from audit settlements (including a $658 benefit from an audit settlement in 2022). Adjusted results in 2023 also exclude $14 of charges for pre-acquisition matters. Adjusted results in 2022 also exclude a $423 charge for the impact of deferred tax realizability assessments as a result of audit settlements.
(f) Adjusted results exclude the incremental impacts for the reconciling items between GAAP and adjusted net income attributable to noncontrolling interests.

Note:
Consolidated depreciation expense is $1,068 and $986 in 2023 and 2022, respectively.

Organic and Core organic revenue growth	Year ended
December 31, 2023
Revenue growth	-5%
Acquisitions	1%
Currency translation	0%
Organic revenue growth (non-GAAP measure) *	-5%
COVID-19 testing revenue	-6%
Core organic revenue growth (non-GAAP measure) *	1%
* Results may not sum due to rounding.

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Balance Sheets (unaudited)

	December 31,	December 31,
(In millions)	2023	2022

Assets
Current assets:
Cash and cash equivalents	$8,077	$8,524
Accounts receivable, net	8,221	8,115
Inventories	5,088	5,634
Other current assets	3,203	2,956
Total current assets	24,589	25,229
Property, plant and equipment, net	9,448	9,280
Acquisition-related intangible assets, net	16,670	17,442
Other assets	3,999	4,007
Goodwill	44,020	41,196
Total assets	$98,726	$97,154

Liabilities, redeemable noncontrolling interest and equity
Current liabilities:
Short-term obligations and current maturities of long-term obligations	$3,609	$5,579
Other current liabilities	10,403	11,431
Total current liabilities	14,012	17,010
Other long-term liabilities	6,564	7,087
Long-term obligations	31,308	28,909
Redeemable noncontrolling interest	118	116
Total equity	46,724	44,032
Total liabilities, redeemable noncontrolling interest and equity	$98,726	$97,154

Condensed Consolidated Statements of Cash Flows (unaudited)

	Year ended
	December 31,	December 31,
(In millions)	2023	2022

Operating activities
Net income	$5,955	$6,960
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,406	3,381
Change in deferred income taxes	(1,300)	(995)
Other non-cash expenses, net	882	857
Changes in assets and liabilities, excluding the effects of acquisitions	(537)	(1,049)
Net cash provided by operating activities	8,406	9,154

Investing activities
Acquisitions, net of cash acquired	(3,660)	(39)
Purchases of property, plant and equipment	(1,479)	(2,243)
Proceeds from sale of property, plant and equipment	87	24
Proceeds from cross-currency interest rate swap interest settlements	70	15
Other investing activities, net	(160)	84
Net cash used in investing activities	(5,142)	(2,159)

Financing activities
Net proceeds from issuance of debt	5,942	3,193
Repayment of debt	(5,782)	(375)
Net proceeds from issuance of commercial paper	1,620	1,526
Repayment of commercial paper	(1,935)	(3,690)
Purchases of company common stock	(3,000)	(3,000)
Dividends paid	(523)	(455)
Other financing activities, net	56	(9)
Net cash used in financing activities	(3,622)	(2,810)

Exchange rate effect on cash	(82)	(139)
(Decrease) increase in cash, cash equivalents and restricted cash	(440)	4,046
Cash, cash equivalents and restricted cash at beginning of period	8,537	4,491
Cash, cash equivalents and restricted cash at end of period	$8,097	$8,537

Free cash flow (non-GAAP measure)	$7,014	$6,935

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Supplemental Information Regarding Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures such as organic revenue growth, which is reported revenue growth, excluding the impacts of acquisitions/divestitures and the effects of currency translation. We also report Core organic revenue growth, which is reported revenue growth, excluding the impacts of COVID-19 testing revenue, and excluding the impacts of acquisitions/divestitures and the effects of currency translation. We report these measures because Thermo Fisher management believes that in order to understand the company’s short-term and long-term financial trends, investors may wish to consider the impact of acquisitions/divestitures, foreign currency translation and/or COVID-19 testing on revenues. Thermo Fisher management uses these measures to forecast and evaluate the operational performance of the company as well as to compare revenues of current periods to prior periods.

We report adjusted operating income, adjusted operating income margin, adjusted net income, and adjusted EPS. We believe that the use of these non-GAAP financial measures, in addition to GAAP financial measures, helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s core operating performance, especially when comparing such results to previous periods, forecasts, and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes. To calculate these measures we exclude, as applicable:

•Certain acquisition-related costs, including charges for the sale of inventories revalued at the date of acquisition, significant transaction/acquisition-related costs, including changes in estimates of contingent acquisition-related consideration, and other costs associated with obtaining short-term financing commitments for pending/recent acquisitions. We exclude these costs because we do not believe they are indicative of our normal operating costs.

•Costs/income associated with restructuring activities and large-scale abandonments of product lines, such as reducing overhead and consolidating facilities. We exclude these costs because we believe that the costs related to restructuring activities are not indicative of our normal operating costs.

•Equity in earnings/losses of unconsolidated entities; impairments of long-lived assets; and certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, including gains/losses on investments, the sale of businesses, product lines, and real estate, significant litigation-related matters, curtailments/settlements of pension plans, and the early retirement of debt. We exclude these items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

•The expense associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of up to 20 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•The noncontrolling interest and tax impacts of the above items and the impact of significant tax audits or events (such as changes in deferred taxes from enacted tax rate/law changes), the latter of which we exclude because they are outside of our normal operations and difficult to forecast accurately for future periods.

We report free cash flow, which is operating cash flow excluding net capital expenditures, to provide a view of the continuing operations’ ability to generate cash for use in acquisitions and other investing and financing activities. The company also uses this measure as an indication of the strength of the company. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.

Thermo Fisher Scientific does not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty and without unreasonable effort items such as the timing and amount of future restructuring actions and acquisition-related charges as well as gains or losses from sales of real estate and businesses, the early retirement of debt and the outcome of legal proceedings. The timing and amount of these items are uncertain and could be material to Thermo Fisher Scientific’s results computed in accordance with GAAP.

The non-GAAP financial measures of Thermo Fisher Scientific’s results of operations and cash flows included in this press release are not meant to be considered superior to or a substitute for Thermo Fisher Scientific’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the tables above.